UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Manmohan Mahajan as Executive Vice President and Global Chief Financial Officer

On February 6, 2024, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”) appointed Manmohan Mahajan, who currently serves as Senior Vice President and Interim Global Chief Financial Officer of the Company, as Executive Vice President and Global Chief Financial Officer of the Company, effective as of March 1, 2024. Mr. Mahajan will continue to serve as the Company’s principal financial officer.

Mr. Mahajan, 45, has served as the Company’s Senior Vice President and Interim Global Chief Financial Officer since July 2023. Prior to such interim appointment, Mr. Mahajan served as Senior Vice President, Global Controller and Chief Accounting Officer from July 2021 to July 2023. Previously, Mr. Mahajan served as Vice President, Assistant Global Controller from October 2019 to July 2021 and Vice President, Global Reporting and Technical Accounting from February 2016 to September 2019. Prior to joining the Company, Mr. Mahajan served in positions of increasing responsibility with GE Capital, a financial services company and former subsidiary of General Electric Company, most recently serving as Controller at GE Capital Americas from March 2011 until January 2016.

In connection with his promotion, Mr. Mahajan and the Company entered into an Offer Letter, pursuant to which, Mr. Mahajan will be paid an annual base salary of $900,000, and be eligible for a target annual bonus equal to 125% of his annual base salary. He will also be eligible for annual long-term incentive awards under the terms and conditions of the WBA 2021 Omnibus Incentive Plan at a target annual value equal to $4,000,000. In addition, Mr. Mahajan will be granted a special one-time promotional restricted stock unit (“RSU”) award on March 1, 2024, which will have a target value of $2,175,000, and which will vest in three equal installments on each of the first three anniversaries of the grant date, subject to his continued employment through each vesting date. Mr. Mahajan will also be eligible for severance benefits under the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) commensurate with his status as an Executive Vice President.

Mr. Mahajan does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Mahajan has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Mahajan that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Appointment of Todd Heckman as Senior Vice President, Global Controller and Chief Accounting Officer

On February 6, 2024, the Board appointed Todd Heckman, who currently serves as Vice President, Interim Global Controller and Chief Accounting Officer of the Company, as Senior Vice President, Global Controller and Chief Accounting Officer of the Company, effective March 1, 2024. Mr. Heckman will continue to serve as the Company’s principal accounting officer.

Mr. Heckman, 50, has served as the Company’s Vice President, Interim Global Controller and Chief Accounting Officer since July 2023. Prior to such interim appointment, Mr. Heckman served as Vice President, Assistant Global Controller from July 2021 until July 2023, and Vice President, Controller Walgreen Co. from September 2016 until July 2021. Prior to joining the Company, Mr. Heckman held various roles with Exelon Corporation, a Chicago-based energy supplier; Ernst & Young LLP, a business management consultant and accounting firm; and Grant Thornton LLP, an accounting firm.

In connection with his promotion, Mr. Heckman’s annual base salary was set at $494,000, his target annual bonus was set at 70% of his annual base salary and the target value of his annual long-term incentive awards was set at $750,000. In addition, Mr. Heckman will be granted a special one-time promotional RSU award on March 1, 2024, which will have a target value of $267,760, and which will vest in three equal installments on each of the first three anniversaries of the grant date, subject to his continued employment through each vesting date. Mr. Heckman will also be eligible for severance benefits under the Severance Plan commensurate with his status as a Senior Vice President.

Mr. Heckman does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Heckman has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Heckman that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

Retirement of Executive Vice President and President, U.S. Healthcare

On February 8, 2024, the Company announced that John Driscoll, who currently serves as the Company’s Executive Vice President and President, U.S. Healthcare, will retire from the Company which will occur on or about April 1, 2024. In connection with his retirement, Mr. Driscoll and the Company expect to enter into a consulting agreement (the “Agreement”), pursuant to which Mr. Driscoll would provide consulting services for a limited period of time following his retirement. Mr. Driscoll will be entitled to other benefits following his retirement in accordance with applicable Company plans and programs. Following his retirement, Mr. Driscoll will remain subject to the confidentiality, non-disclosure, non-solicitation, non-competition and non-disparagement obligations set forth in the applicable existing agreements and other policies, and any similar obligations as may be set forth in the Agreement.

Item 7.01. Regulation FD Disclosure.

On February 8, 2024, the Company issued a press release announcing, among other things, the appointment of Mr. Mahajan and Mr. Driscoll’s anticipated retirement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit	Description

99.1	Press Release of Walgreens Boots Alliance, Inc. dated February 8, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: February 8, 2024	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary